                    SCHEDULE 14A INFORMATION
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c)
      or Subsection 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   FRANKFORT FIRST BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than
Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which
         transaction applies:
________________________________________________________________

     2.  Aggregate number of securities to which transaction
         applies:
________________________________________________________________

     3.  Per unit price or other underlying value of
         transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is
         calculated and state how it was determined):
________________________________________________________________

     4.  Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.  Total fee paid:
________________________________________________________________

[  ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount previously paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement no.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                    October 9, 1998






Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Frankfort First Bancorp, Inc. to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 10, 1998 at 4:30 p.m., local time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                              Sincerely,

                              /s/ William C. Jennings

                              William C. Jennings
                              President and
                              Chief Executive Officer

_________________________________________________________________
             FRANKFORT FIRST BANCORP, INC.
                  216 W. MAIN STREET
               FRANKFORT, KENTUCKY 40602
                    (502) 223-1638
_________________________________________________________________
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON NOVEMBER 10, 1998
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Meeting") of Frankfort First Bancorp, Inc.
(the "Company"), will be held at the main office of First
Federal Savings Bank of Frankfort, 216 West Main Street,
Frankfort, Kentucky at 4:30 p.m. on Tuesday, November 10, 1998.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1.   Election of two directors of the Company; and

          2. Transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing pro-posals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 30, 1998, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Danny A. Garland

                            DANNY A. GARLAND
                            SECRETARY
Frankfort, Kentucky
October 9, 1998

________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
________________________________________________________________

________________________________________________________________
                    PROXY STATEMENT
                          OF
             FRANKFORT FIRST BANCORP, INC.
                  216 W. MAIN STREET
              FRANKFORT, KENTUCKY  40602

            ANNUAL MEETING OF STOCKHOLDERS
                   NOVEMBER 10, 1998
________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frankfort First Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 10, 1998, at 4:30 p.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about October 9, 1998.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.

________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________

     The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on September 30, 1998 (the "Record Date"), are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 1,583,948 shares of Common Stock issued and outstanding.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports (and certain other written information received by the Company), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than 5% of the Common Stock, the shares beneficially owned by the Company's Chief Executive Officer and the shares of beneficially owned by all executive officers and directors of the Company as a group.

                                                         Percent of Shares
Name and Address                  Amount and Nature of   of Common Stock
of Beneficial Owner               Beneficial Ownership     Outstanding
___________________               ____________________  __________________
C.M. Gatton                             100,000               6.31%
State & 11th Streets
Bristol, Tennessee  37620

William C. Jennings                      79,243 (1)           5.00%
President and Chief
  Executive Officer

All Executive Officers and              212,420 (2)          12.87%
 Directors as a Group (9 persons)

_____________
(1) Includes 32,154 shares which Mr. Jennings and his spouse have the right to purchase pursuant to the exercise of stock options which are exercisable within 60 days of September 30, 1998.
(2) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power. Includes 66,861 shares which all executive officers and directors as a group have the right to purchase pursuant to the exercise of stock options which are exercisable within 60 days of September 30, 1998.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

    The Company's Board of Directors is composed of eight members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated Charles A. Cotton, III and Danny A. Garland, each of whom are currently members of the Board, to serve as directors for a three-year period.

    If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

    Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

    Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

    The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age as of the Record Date, the year he first became a director of First Federal Savings Bank of Frankfort (the "Bank"), the expiration of his term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Record Date. With the exception of Mr. Davenport, who was initially appointed as director in September 1996, all of the individuals were initially appointed as director of the Company in 1995 in connection with the Company's incorporation.

                                                             Shares of
                       Age as    Year First                 Common Stock
                       of the    Elected as     Current     Beneficially
                       Record    Director of     Term       Owned at the     Percent
     Name              Date      the Bank      to Expire    Record Date (1)  of Class
---------------------------------------------------------------------------------------
                        BOARD NOMINEE FOR TERM TO EXPIRE IN 2001
Charles A. Cotton, III   61        1974          1998         5,674           *
Danny A. Garland         53        1981          1998        39,565          2.47%

                         DIRECTORS CONTINUING IN OFFICE

David G. Eddins          41        1993          1999        14,260           *
William C. Jennings (2)  62        1973          1999        79,243          5.00%
C. Michael Davenport     39        1996          1999        21,380          1.35%
William M. Johnson       62        1984          2000         9,140           *
Frank McGrath            72        1973          2000         9,140           *
Herman D. Regan, Jr.     69        1988          2000        24,140          1.52%

__________
*   Less than 1%.
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power.
    Includes 3,450, 16,077, 3,450, 32,154, 1,380, 3,450, 3,450 and 3,450 shares which may be purchased pursuant to options which are exercisable within 60 days of September 30, 1998 by Directors Cotton, Garland, Eddins, Jennings (and his
    spouse), Davenport, Johnson, McGrath and Regan, respectively.
(2) Mr. Jennings is the husband of Joyce H. Jennings who serves as Vice President of the Company, and the Bank and the father of Don Jennings who serves as Vice
    President of the Company and the Bank.

    The principal occupation of each director of the Company for the last five years is set forth below.

    CHARLES A. COTTON, III has served as the Commissioner of the Department of Housing, Building & Construction of the Commonwealth of Kentucky since 1981. He is the past president and a director of the National Conference of States on Building Codes and Standards. He is also a past member of the YMCA of Frankfort Board of Directors, a past Board member of Galileons Home, President of the St. Vincent de Paul Society of Frankfort, President of the Coalition of Committed Christians Homeless Shelter and Soup Kitchen and involved with the Simon House as a Fundraiser.

    DANNY A. GARLAND has been an employee of the Bank since
1975.   In January of 1998, Mr. Garland was appointed by the
Board of Directors to serve as President and Chief Executive Officer of the Bank. In addition, Mr. Garland serves as Vice President and Secretary of the Company. Mr. Garland also serves as Chairman of the Frankfort Chamber of Commerce Success Awards Committee and the Board of the Kentucky Book Fair. He is a member of the Frankfort Optimist Club, the Bluegrass Striders running club, the Frankfort Board of Realtors, and the Capital Community Economic and Industrial Development Authority. He is a former Frankfort City Commissioner. He has served as Chairman of the Multiple Sclerosis Community Leaders Lunch, the Administrative Board of First United Methodist Church and the Board of Directors of the YMCA of Frankfort. He has also coached several youth basketball and baseball teams in Frankfort.

    DAVID G. EDDINS is a self-employed certified public accountant. He is currently a member of the Frankfort Area
Chamber of Commerce, the Kentucky Chamber of Commerce, and the National Conference of Practicing CPAs.

    WILLIAM C. JENNINGS has been an employee of the Bank since 1963. In January of 1998, Mr. Jennings resigned as President and Chief Executive Officer of the Bank, which were positions he had held with the Bank since 1980. Mr. Jennings continues to serve as Chairman of the Board of the Bank, and as President and Chief Executive Officer of the Company. He is also currently Moderator and Deacon for the Pigeon Fork Baptist Church. His wife, Joyce H. Jennings, serves as Vice President of the Company and the Bank.

    C. MICHAEL DAVENPORT is an auctioneer, builder, developer, real estate broker, and serves as President and CEO of Davenport Broadcasting, Inc. which operates radio station WKYL 102.1 FM and Mikey Mart. He is currently a member of the Frankfort Home Builders Association and the Kentucky Youth Association. He has served previously on the boards of P.U.S.H., the Franklin County Humane Society, and the Blue Ridge Assembly. He has served as national director of the Home Builders and is a past president of the Frankfort Area Chamber of Commerce.

    WILLIAM M. JOHNSON is a self-employed attorney in Frankfort, Kentucky and currently serves as the attorney for the Bank. He serves on the Board of Directors of the YMCA of Frankfort, the Franklin County Development Corporation, and the Frankfort Cemetery. Mr. Johnson is a member of the Kentucky Chamber of Commerce, serves on the Board of Trustees of the Kentucky Bar Center Headquarters, and is Secretary of the Capital City Performing Arts Foundation.

    FRANK MCGRATH has served as President of Frankfort Lumber Company since 1989. Prior to this date, Mr. McGrath was manager. He is a member of the Kentucky Lumber and Building Material Association, the Frankfort/Franklin County Chamber of Commerce, the Kentucky Chamber of Commerce, and the Lawrenceburg First Christian Church.

    HERMAN D. REGAN, JR. served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm from 1975 until his retirement in August, 1994. He is a registered professional engineer, a member of the Kentucky Society of Professional Engineers, and the National Society of Professional Engineers. Mr. Regan is a past Director of the Baptist Health Care Systems and is a member of the Kentucky-Tennessee Water Environment Federation, the National Water Environment Federation, the American Public Works Association, the First Baptist Church of Frankfort, Kentucky, and the University of Kentucky Alumni Association.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Boards of Directors of the Company and the Bank hold regular semi-monthly meetings and hold special meetings as needed. During the fiscal year ended June 30, 1998, the Board of the Company met 20 times and the Board of the Bank met 24 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the fiscal year ended June 30, 1998 and the total number of meetings held by committees on which he served during such fiscal year.

    The Board of Directors of the Company has standing Audit and Compensation Committees. (The Bank has standing Executive, Loan and Investment Committees.) The Audit Committee for fiscal 1998 consisted of Directors David Eddins (Chairman), Herman D. Regan, Jr. and William M. Johnson. The Audit Committee met one time during fiscal year 1998.

    For fiscal 1998, the Compensation Committee consisted of non-employee Directors Charles A. Cotton, III, William M.
Johnson and Frank McGrath. The Compensation Committee met once during fiscal year 1998.

    The Company does not have a standing Nominating Committee. Under the Company's Bylaws, the Board of Directors or a committee appointed by the Board acts as a nominating committee for selecting management's nominees
for election as directors. The full Board of Directors served as a nominating committee for the nominees chosen for election as directors at the Meeting. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose.

________________________________________________________________
   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
________________________________________________________________

    OVERVIEW AND OBJECTIVES. Composed of non-employee directors Charles A. Cotton, III, William M. Johnson and Frank McGrath, the Compensation Committee (the "Committee") of the Board of Directors establishes the Company's and the Bank's executive compensation policies. The Committee is responsible for developing the Company's and the Bank's executive compensation policies generally, and for implementing those policies for the Company's and Bank's executive officers, including the Chief Executive Officer. The Committee's overall objectives in designing and administering the specific elements of the Company's and the Bank's executive compensation program include providing incentives for executive officers to promote the success of the Bank and the Company; attracting, retaining and motivating executive officers for the long-term success of the Bank and the Company; and aligning executive compensation with increases in stockholder value.

    BENEFIT PLAN RESTRUCTURING.   In June 1997, the Board of
Directors approved a benefit plan restructuring on the basis of its belief that a reduction of the expenses associated with the Company's Employee Stock Ownership Plan ("ESOP") and Management Recognition Plan (" MRP") would improve the Company's profitability and, therefore, the Company's long-term prospects for independence. The restructuring involved a series of actions including the termination of the ESOP, which occurred as of December 31, 1997 and the termination of the MRP and the cancellation of all unvested shares under the MRP, which occurred on June 24, 1997. Participants in these plans were compensated for the loss of benefits under the MRP and ESOP with cash bonuses.

    COMPONENTS OF EXECUTIVE COMPENSATION. In furtherance of the objectives it has established, the Company's and Bank's executive compensation program consists of the following components.

    .    Base Salary.  The Board of Directors of the Bank
approved the terms of employment agreements with William C. Jennings, Chairman of the Company and the Bank and President of the Company, Danny A. Garland, Vice President and Secretary of the Company and President of the Bank and Joyce H. Jennings, Vice President of the Company and the Bank. The agreements set forth the base salaries of such executive officers. In establishing base salaries, the Committee considered a number of factors, including the officer's experience, tenure, abilities and performance and reviews regional and national surveys of salaries paid to executive officers of other savings and loan holding companies and other financial institutions similar in size and other characteristics. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers. In January 1998 the employment agreements with Mr. Jennings and Ms. Jennings were terminated upon their retirement from the day-to-day operations of the Bank. At the request of Mr. Jennings and subsequent approval by the Committee, Mr. Jennings' base salary was reduced to $3,000 annually.

    .    Bonuses.  Historically, the Bank has paid bonuses on
a regular basis at the discretion of the Board. Bonus payments in the past have been less than fifteen (15%) percent of the annual compensation of the employee. Bonuses were paid in fiscal year 1997, but none were paid in fiscal 1998. The Committee's current intention, however, is to cease payment of such bonuses in future periods.

    .    Stock Option and Incentive Plan.  The Company
maintains the 1995 Stock Option and Incentive Plan (the "Option
Plan") as a means of providing directors and key employees the opportunity to acquire a proprietary interest in the Company and to align their interests with those of the Company's stockholders. By encouraging stock ownership,

the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and the Bank to promote the success of the business of the Company.

    Under this plan, participants are eligible to receive stock options and stock appreciation rights ("SARs"). Awards under this plan are subject to vesting and forfeiture as determined by the Committee. Options and SARs are granted at the market value of the Common Stock on the date of the grant. Thus, such awards have value only if the Company's stock price increases. The Committee believes that this plan aligns stockholder and officer's interests and helps to retain and motivate executive officers to improve long-term stockholder value. No options were granted to executive officers during fiscal year 1998.

    Deferred Compensation Plan. The Bank maintains a deferred compensation plan for the benefit of the directors and the President and Vice Presidents of the Bank. Pursuant to the terms of this plan, eligible officers may elect to defer receipt of up to 100% of their future compensation. Deferred amounts are credited to a bookkeeping account in the individual's name. Such accounts are credited quarterly with the investment return which would have resulted if such amounts had been invested, based on the individual's choice, in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of term. Among the purposes of this plan is to attract and retain directors and executive officers by permitting them to elect to have Common Stock measure the appreciation or depreciation of their deferred compensation and to provide them with a direct equity interest in the Company and thereby strengthen the connection between the interest of officers and directors and the interest of the Company's stockholders. See "Executive Compensation -- Selected Benefit Plans and Arrangements -- Deferred Compensation Plan."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. William Jennings was employed by the Bank for over 34 years, and served as President and Chief Executive Officer for over 16 years. Mr. Jennings salary was established in accordance with the terms of the employment agreement between the Bank and Mr. Jennings, but in January 1998, Mr. Jennings resigned as President and Chief Executive Officer of the Bank which terminated his employment contract with the Bank. Mr. Jennings has remained President and Chief Executive Officer of the Company and as consideration for his serving in that capacity Mr. Jennings requested, and the Committee agreed to, a reduction in his base salary to $3,000 annually. Mr. Jennings salary for fiscal 1998 was $50,458.

    In January of 1998, Mr. Danny Garland was appointed as President and Chief Executive Officer of the Bank. Mr. Garland is also Vice President and Secretary of the Company. In establishing Mr. Garland's compensation the Committee takes into account his experience, tenure, abilities, job performance and other considerations.

    Mr. Garland's base salary is established in accordance with the terms of the employment agreement entered into between the Bank and Mr. Garland (see "Executive Compensation -
Employment Agreements") and is currently $70,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists entirely of non-employee directors.

                             THE COMPENSATION COMMITTEE
                             Charles A. Cotton, III
                             William M. Johnson
                             Frank McGrath


________________________________________________________________
              Executive Compensation
________________________________________________________________

SUMMARY COMPENSATION TABLE

    The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the named executive officers of the Company and the Bank. No other executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1998.

                                                                                       Annual Compensation
                        Principal Position    Principal Position               -------------------------------
                        with the Company/    with the Company/Bank    Fiscal                      Other Annual
Name                   Bank through 12/97    from 1/98 to Present      Year   Salary    Bonus    Compensation(1)
----                   -------------------   ---------------------    ------  ------    -----    ---------------
William C. Jennings    President and Chief    President and Chief     1998    $50,458 $     --     $6,600
                       Executive Officer/     Executive Officer/--    1997     80,000  178,666 (2)  7,200
                       President and Chief    Chairman of the         1996     80,000    6,666      7,200
                       Executive Officer      Board of Directors

Danny A. Garland       Vice President and     Vice President and      1998     67,500       --      7,200
                       Secretary/Vice         Secretary/President and 1997     65,000  168,417 (2)  7,200
                       President and          Chief Executive Officer 1996     65,000    5,417      7,200
                       Secretary

                                 Long-Term
                            Compensation Awards
                       -------------------------------
                       Restricted           Securities
                          Stock             Underlying      All Other
Name                    Award(s)             Options       Compensation
--------               ----------           ----------     ------------
William C. Jennings     $     --             $     --        $    --
                              --                   --         31,886
                         322,920               80,385         26,004

Danny A. Garland              --                   --             --
                              --                   --         25,907
                         304,980               80,385         21,120

____________
(1) "Other Annual Compensation" represents directors' fees.
(2) Represents contributions to these individuals for the loss of benefits as a result of the termination of the ESOP during fiscal 1997.  See "Compensation Committee Report on Executive Compensation --
    Benefit Plan Restructuring."


OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

    The following table sets forth information concerning the value of options held by the Company's Chief Executive Officer and Executive Officers at June 30, 1998.

                        Number of Securities         Value of Unexercised
                       Underlying Unexercised        In-the-Money Options
                     Options at Fiscal Year-End      at Fiscal Year-End (1)
                     ---------------------------   -------------------------
Name                  Exercisable/Unexercisable    Exercisable/Unexercisable
----                 ---------------------------   -------------------------
William C. Jennings         16,077 / 24,116               N/A(2)
Danny A. Garland            16,077 / 24,116               N/A(2)

________
(1) Represents the difference between the fair market value of the underlying shares of Common Stock at June 30, 1998 and the exercise price ($18.96 per share, as adjusted).
(2) The exercise price of Mr. Jennings' and Mr. Garland's options ($18.96 per share) exceeded the fair market value of the Common Stock at June 30, 1998.

PENSION PLAN

    Effective July 1, 1994, the Bank adopted the FIRF Pension Trust (the "Pension Plan") for the benefit of all employees who are at least 21 years of age and have completed one year of service. A participant becomes fully vested after six years of service.

    The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled.

                                         Years of Service
     Average            ------------------------------------------
   Compensation           15       20       25       30      35
-----------------       ------   ------   ------   ------  -------
$ 20,000                $ 3,750  $ 5,000  $ 6,250  $ 7,500  $ 8,750
  40,000                  7,500   10,000   12,500   15,000   17,500
  60,000                 11,250   15,000   18,750   22,500   26,250
  80,000                 15,000   20,000   25,000   30,000   35,000
 100,000                 18,750   25,000   31,250   37,500   43,750

    Participants in the Pension Plan will receive an annual benefit based on average salary and years of service at the time of retirement, which is not subject to offset for social security payments. Average salary for purposes of determining a participant's benefit consists of salary only, exclusive of overtime, bonuses and other special payments. At June 30, 1998, Mr. Jennings had 35 years of credited service under the Pension Plan. As of June 30, 1998, Mr. Jennings began to receive benefits under the Pension Plan.

SELECTED BENEFIT PLANS AND ARRANGEMENTS

    Deferred Compensation Plan. In 1994, the Bank established the First Federal Savings Bank of Frankfort Deferred Compensation Plan (the "Deferred Compensation Plan") for the exclusive benefit of members of the Bank's Board of Directors and the President and Vice Presidents of the Bank. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of their future compensation. Deferred amounts are credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such
deferred amounts had been invested, based upon the participant's choice in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of their term. Participants may cease future deferrals any time. The Bank contributes to the Deferred Compensation Plan on a quarterly basis.

    Employment Agreements. The Company and the Bank have entered into an employment agreement (the "Employment Agreements") with Danny A. Garland, Vice President and Secretary of the Company and President of the Bank. In such capacity, Mr. Garland is responsible for overseeing all operations of the Bank and for implementing the policies adopted by the Boards of Directors of the Company and the Bank. The Boards believe that the Employment Agreement assures fair treatment of Mr. Garland in relation to his career with the Company and the Bank by assuring him of some financial security.

    The Employment Agreement became effective on the date of completion of the conversion of the Bank to stock form and provides for a term of three years, with an annual base salary for Mr. Garland of $70,000. On each anniversary date from the date of commencement of Mr. Garland's Employment Agreement, the term of his employment will be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Boards of Directors that the performance of Mr. Garland has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreement provides Mr. Garland with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave and reimbursement for reasonable out-of-pocket expenses. Mr. Garland's Employment Agreement will terminate upon death or disability, and is terminable by the Bank for "just cause" as defined in Mr. Garland's Employment Agreement. In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates Mr. Garland's employment without just cause, then he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of his Employment Agreement plus an additional 12-month period. If the Employment Agreement is terminated due to the Mr. Garland's "disability" (as defined in the Employment Agreement), he will be entitled to a continuation of his salary and benefits for the period preceding such termination of employment. In the event of Mr. Garland's death during the term of his Employment Agreement, his estate will be entitled to receive his salary through the end of the month of his death. Severance benefits payable to Mr. Garland (or to his estate) will be paid in a lump sum or in installments, as he (or
his estate) elects.   Mr. Garland is able to voluntarily
terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of the Bank and the Company, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

    Mr. Garland's Employment Agreement contains a provision stating that in the event of Mr. Garland's involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," Mr. Garland will be paid within 10 days of such termination an amount equal to the difference between
(i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under Mr. Garland's Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. Mr. Garland's Employment Agreement with the Bank provides that within five business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times his base amount, that will be used to pay amounts owed to him upon termination other than for just cause within one year of the change in control. The amount to be paid to Mr. Garland from this trust upon his termination is determined according to the procedures outlined in Mr. Garland's Employment Agreement with the Bank, and any money not paid to Mr. Garland is returned to the


Bank. Mr. Garland's Employment Agreement also provides for a similar lump sum payment to be made in the event of Mr. Garland's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. Garland, including (i) the requirement that he perform his principal executive functions more than 35 miles from the Bank's current primary office, (ii) a reduction in his base compensation as then in effect, (iii) the failure of the Company or the Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment to Mr. Garland of duties and responsibilities which are other than those normally associated with his position with the Bank,
(v) a material reduction in his authority and responsibility, and (vi) the failure to re-elect him to the Company's or the Bank's Board of Directors. The aggregate payments that would be made to Mr. Garland assuming his termination of employment under the foregoing circumstances at June 30, 1998 would have been approximately $209,300. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. Under the terms of Mr. Garland's Employment Agreement, in the event that Mr. Garland prevails over the Company and the Bank in a legal dispute as to his Employment Agreement, he will be reimbursed for his legal and other expenses.

________________________________________________________________
                DIRECTORS' COMPENSATION
________________________________________________________________

    Fees. The Bank's directors receive fees of $600 per month and $100 per meeting for certain committee meetings. Directors do not receive separate compensation for service on the Board of Directors of the Bank.

________________________________________________________________
             Transactions with Management
________________________________________________________________

    Director William M. Johnson received fees for services rendered as the Bank's attorney in the amount of $27,184 for fiscal year 1998.

    The Bank offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features.


STOCK PERFORMANCE GRAPH

    The graph and table which follow show the cumulative total return on the Common Stock since the commencement of trading or the Common Stock on July 10, 1995 compared with the cumulative total return of (i) the Nasdaq Stock Market Index -- U.S.; and
(ii) the Nasdaq Stock Market Bank Index. Cumulative total return on the stock or the index equals the total increase in value since July 10, 1995, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on July 10, 1995 in the Common Stock and in each of the indices. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

               CUMULATIVE TOTAL SHAREHOLDER RETURN
          COMPARED WITH PERFORMANCE OF SELECTED INDICES
            July 10, 1995 through June 30, 1998

    [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the Nasdaq Stock Market Index - U.S. and the Nasdaq Stock Market Bank Index. Line graph begins at July 10, 1995 and plots the cumulative total return at June 30, 1996, 1997 and 1998. Plot points are provided below.]

                                   7/10/95  6/30/96  6/30/97  6/30/98
                                   -------  -------  -------  -------
Frankfort First Bancorp, Inc.        100     164.47   180.44   170.02
Nasdaq Stock Market Index - U.S.     100     122.73   149.23   196.97
Nasdaq Stock Market Bank Index       100     126.95   198.46   275.45


________________________________________________________________
        RELATIONSHIP WITH INDEPENDENT AUDITORS
________________________________________________________________

    Grant Thornton LLP were the Company's independent certified public auditors for the fiscal year ended June 30, 1998. The Board of Directors presently intends to renew the Company's arrangement with Grant Thornton LLP to be its independent certified public auditors for the 1999 fiscal year. A representative of Grant Thornton LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange
Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the past fiscal year, the Company believes that, during the fiscal year ended June 30, 1998, all of its officers, directors and stockholders owning in excess of 10% of the Company's outstanding Common Stock complied with these requirements, except that Mr. Don Jennings inadvertently failed to timely file an initial statement of beneficial ownership on Form 3.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible to be considered for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 216 W. Main Street, Frankfort, Kentucky 40602, no later than June 10, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

    Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Danny A. Garland

                             DANNY A. GARLAND
                             SECRETARY
Frankfort, Kentucky
October 9, 1998
________________________________________________________________
                       FORM 10-K
________________________________________________________________

    A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR
ENDED JUNE 30, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FRANKFORT FIRST BANCORP, INC., 216 W. MAIN STREET, FRANKFORT, KENTUCKY 40602.
________________________________________________________________

                         REVOCABLE PROXY
                  FRANKFORT FIRST BANCORP, INC.
                       FRANKFORT, KENTUCKY

________________________________________________________________
                  ANNUAL MEETING OF STOCKHOLDERS
                        November 10, 1998
________________________________________________________________

       The undersigned hereby appoints William M. Johnson, Frank McGrath and Herman D. Regan, Jr., with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Frankfort First Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky, on Tuesday, November 10, 1998 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:
                                            VOTE         VOTE
                                            FOR        WITHHELD
                                            ---        --------


     I. The election as directors of all
        nominees listed below (except as
        marked to the contrary below).     [   ]        [   ]

        Charles A. Cotton, III and
        Danny A. Garland

        INSTRUCTION:  TO WITHHOLD YOUR VOTE
        FOR ANY INDIVIDUAL NOMINEE, INSERT THAT
        NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

        _________________

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL
BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
________________________________________________________________

                  FRANKFORT FIRST BANCORP, INC.

                         IMPORTANT
         Please complete both sides of the Proxy Card.
        Sign, date and return the attached proxy card in
       the postage paid envelope as soon as possible.  Your
         vote is important, regardless of the number of
                    shares that you own.

                     DETACH PROXY CARD HERE
----------------------------------------------------------------

                 FRANKFORT FIRST BANCORP, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual
Meeting of Stockholders, a proxy statement dated October 9, 1998 and an annual report.

Signature ___________________________

Signature ___________________________

Date _______________________, 1998



Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.